EXHIBIT 23.19

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-10/F-4, including any amendments thereto (the “Registration Statement”), of Yamana Gold Inc., I, Guillermo Bagioli Arce, MAusIMM, Registered Member of the Chilean Mining Commission, of Metalica Consultores S.A., hereby consent to the use of my name in connection with the reference to the mineral reserve estimates for the Pilar Project (for Jordino) and the Jeronimo Project as at December 31, 2013 (the “Estimates”) and the report entitled “Technical Report for Gualcamayo Project, San Juan, Argentina, Report for NI 43-101 pursuant to National Instrument 43-101 of the Canadian Securities Administrators” dated March 25, 2011 (the “Report”) and to the inclusion or incorporation by reference of references to and summaries of the Estimates and the Report in the Registration Statement.

METALICA CONSULTORES S.A.

By:	/s/ Guillermo Bagioli Arce
Name:	Guillermo Bagioli Arce
Title:	MAusIMM, Registered Member of the Chilean Mining Commission

October 6, 2014